Exhibit 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES RECORD FIRST QUARTER RESULTS
•	Record adjusted EBITDA of $32.2 million for the quarter.

•	Record adjusted EBITDA margin of 27.0% for the quarter as compared to 21.4% in 2009.

•	Continued strong revenue growth from price of 5.0%

•	Record free cash flow(1) for the quarter of $14.8 million.

•	Record adjusted EPS of $0.14 for the quarter.
BURLINGTON, Ontario, April 27, 2010, PRNewswire-FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced financial results for the first quarter ended March 31, 2010. Fully diluted earnings per share before merger charges and other unusual items were $0.14 for the quarter as compared to $0.03 in the first quarter of 2009. The reported results include expenses relating to the pending merger with IESI-BFC Ltd. (NYSE, TSX: BIN) and a gain in the valuation of warrants. Including these items, fully diluted earnings per share were $0.12.
Revenue for the quarter was up 24.6% to $119.4 million compared to $95.8 million for the same quarter in 2009. The results for the quarter are highlighted by:
•	Internal revenue growth generated from price increases was 5.0%.

•	Internal revenue growth relating to volume was 2.4%.

•	Positive organic growth in both Florida and Canada.

•	Foreign currency translation accounted for $10.0 million in reported revenue increase.

•	Acquisitions added $6.1 million in revenue.

•	Adjusted EBITDA was $32.2 million as compared to $20.5 million in the first quarter of the prior year and the company’s previous best quarter result of $30.5 million (fourth quarter, 2009).
David Sutherland-Yoest, Waste Services President and Chief Executive Officer, stated, “We are pleased to again be reporting record financial results for a quarter as the company continues to sustain solid organic growth with expanding margins and rising profitability. By every measure of valuation in our industry, our first quarter results are the best in our Company’s history. As our business continues to improve on a stand-alone basis, the pending merger with IESI-BFC Ltd. has been well received by the market and brought substantial benefits to our shareholders, both in share price and trading liquidity. We look forward to the completion of the deal, working to realize the anticipated synergies between the two companies and an outstanding 2010 for the combined shareholder group.”

2010 Outlook
Waste Services reiterated stand-alone guidance for 2010, excluding any effects of the contemplated merger with IESI-BFC Ltd.:
•	Revenue in the range of $480 million to $500 million.

•	Organic revenue growth of 4% to 5%, primarily from price.

•	Adjusted EBITDA in the range of $120 million to $125 million.

•	Adjusted EBITDA margins of 25 to 27 percent.

•	EPS in the range of $0.50 to $0.55 per share.

•	Capital spending in the range of $30 million to $35 million.

•	Free cash flow(1) of $50 to $55 million.
This guidance assumes: (i) no significant deterioration in economic conditions in Florida or Canada, and (ii) no significant change in exchange rates. Guidance will be adjusted upon announcement of any unusual or non-recurring items as the year progresses.

(1)	Free Cash Flow is defined as net cash flows provided by operations less capital expenditures.

Reconciliation of Non-GAAP Measures:
The following table reconciles the differences between income from operations, as determined under US GAAP, and EBITDA, a non-GAAP financial measure (in thousands) (unaudited):

	For The Three Months
	Ended March 31,
	2010	2009
Income from operations	$5,583	$4,010
Income tax provision	3,451	2,588
Change in fair value of warrants	(177)	(1,771)
Interest expense	8,422	7,498
Landfill depletion expense	2,505	2,076
Depreciation and amortization	9,644	8,284

EBITDA from operations (1)	$29,428	$22,685

The following table reconciles the differences between EBITDA and Adjusted EBITDA for the three months ended March 31, 2010 and 2009 (in thousands) (unaudited).

	For The Three Months
	Ended March 31,
	2010	2009
EBITDA from operations (1)	$29,428	$22,685
Adjustments to EBITDA from operations (as defined per credit agreement):
Loss (gain) on sale of assets	12	(3,520)
Non-cash items (2)	1,464	1,378
Other excludable expenses (3)	1,293	—

Adjusted EBITDA from operations (1)	$32,197	$20,543

(1)	EBITDA and Adjusted EBITDA (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. We also believe that EBITDA and Adjusted EBITDA may be used by certain investors to analyze and compare our operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure our ability to service our debt. In addition, management uses EBITDA, among other things, as an internal performance measure. Our lenders also use Adjusted EBITDA to measure our ability to service and/or incur additional indebtedness under our credit facilities. However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of our performance, profitability or liquidity. EBITDA and Adjusted EBITDA are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash adjustments primarily include stock-based compensation expense and gains and losses on foreign exchange and asset sales.

(3)	Other excludable expense adjustments include non-recurring costs resulting primarily from the pending merger with IESI-BFC Ltd.

We will host an investor and analyst conference call on Wednesday, April 28, 2010 at 10:00 a.m. (ET) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 866-713-8562 (US and Canada) or 617-597-5310 (International) and enter passcode number 70951670. To hear a web cast of the call over the Internet, access the home page of our website at www.wasteservicesinc.com. A replay of the call will be available until May 11, 2010 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 46866469. The web cast will also be available on our website.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2009. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
Additional Information About the Proposed Merger Transaction and Where to Find It
In connection with the proposed merger transaction, IESI-BFC Ltd. filed an amended Registration Statement on Form F-4/A with the SEC on April 19, 2010, that included a proxy statement of Waste Services, Inc. and that also included a prospectus of IESI-BFC Ltd. We will mail the proxy statement/prospectus to our stockholders. Waste Services, Inc. and IESI-BFC Ltd. urge investors and security holders to read the proxy statement/prospectus, including any amendments thereto and any other information filed with the SEC, regarding the proposed transaction when such filings become available because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, when available, without charge, from IESI-BFC Ltd.’s website (www.iesi-bfc.com) or from Waste Services, Inc.’s website (www.wasteservicesinc.com) or by directing a request to IESI-BFC Ltd., 135 Queens Plate Drive, Suite 300, Toronto, Ontario, Canada M9W 6V1, Attention: Investor Relations, (416) 401-7729, or to Waste Services, Inc., Shareholder Relations, 1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8, (905) 319-1237.
Proxy Solicitation
IESI-BFC Ltd., Waste Services, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IESI-BFC Ltd.’s directors and executive officers is available in its Registration Statement on Form F-10, which was filed with the SEC on May 14, 2009. Information regarding Waste Services, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 2, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents from Waste Services, Inc. and IESI-BFC Ltd. using the contact information above.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
This release does not constitute an offer to sell or the solicitation of any offer to buy any securities. The company’s securities may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements under applicable state and federal securities laws.

Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
For information contact:
Edwin D. Johnson
Waste Services, Inc.
Executive Vice President and Chief Financial Officer
+1-905-319-1237

WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009

Revenue	$119,393	$95,792

Operating and other expenses:
Cost of operations (exclusive of depreciation, depletion and amortization)	72,740	63,208
Selling, general and administrative expense (exclusive of depreciation, depletion and amortization)	17,258	13,209
Depreciation, depletion and amortization	12,149	10,360
Gain on sale of property and equipment, foreign exchange and other	(33)	(3,310)

Income from operations	17,279	12,325

Interest expense	8,422	7,498
Change in fair value of warrants	(177)	(1,771)

Income from operations before income taxes	9,034	6,598
Income tax provision	3,451	2,588

Net income	$5,583	$4,010

Earnings per share:
Basic	$0.12	$0.09
Diluted	0.12	0.09

Weighted average common shares outstanding:
Basic	46,346	46,110
Diluted	46,991	46,136

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED BALANCE SHEET AND CASH FLOW DATA
(In thousands)

	March 31,	December 31,
	2010	2009
Balance Sheet Data:

Cash	$5,793	$3,699
Current assets	$79,362	$84,323
Total assets	$918,317	$914,992
Current liabilities	$108,534	$114,905
Debt:
Senior secured credit facilities:
US Revolver	$25,000	$30,000
Canadian Revolver	8,860	5,709
US Term loan	35,084	35,994
Canadian Term Loan	114,166	113,228
Senior subordinated notes	208,627	208,574
Other notes	7,597	7,947

Total debt	$399,334	$401,452

Shareholders’ equity	$370,363	$359,348

	Year Ended March 31,
	2010	2009
Cash Flow Data:

Net cash provided by operating activities	$21,214	$16,905
Net cash used in investing activities	$(13,173)	$(1,007)
Net cash used in financing activities	$(6,070)	$(11,818)
Capital expenditures	$6,445	$6,944

WASTE SERVICES, INC.
SUPPLEMENTAL UNAUDITED GROWTH RATES AND COUNTRY DATA
(In thousands)
Waste Services, Inc.
Revenue Growth
For The Three Months Ended March 31, 2010
(in thousands)

Total Revenue, March 31, 2009	$95,792
Impact on revenue from changes in:
Price	4,836	5.0%
Fuel Surcharge	844	0.9%
Volume	2,344	2.4%
Acquisition / Disposition	6,069	6.3%
Gain / Loss of Contracts	(376)	-0.4%
Other	(113)	-0.1%
Foreign currency impact	9,997	10.5%

Total Revenue, March 31, 2010	$119,393

COUNTRY DATA
(In thousands)

	Three Months Ended March 31, 2010
	US		Canada		Total
Revenue	$58,567	100.0%	$60,826	100.0%	$119,393	100.0%
Operating expenses:
Cost of operations	34,952	59.7%	37,788	62.1%	72,740	60.9%
Selling, general and administrative expense	9,083	15.5%	8,175	13.4%	17,258	14.5%
Depreciation, depletion and amortization	6,510	11.1%	5,639	9.3%	12,149	10.2%
Foreign exchange (gain) loss and other	25	0.0%	(58)	-0.1%	(33)	-0.1%

Income from operations	$7,997	13.7%	$9,282	15.3%	$17,279	14.5%

	Three Months Ended March 31, 2009
	US		Canada		Total
Revenue	$50,243	100.0%	$45,549	100.0%	$95,792	100.0%
Operating expenses:
Cost of operations	31,975	63.6%	31,233	68.6%	63,208	66.0%
Selling, general and administrative expense	6,446	12.8%	6,763	14.8%	13,209	13.8%
Depreciation, depletion and amortization	6,364	12.7%	3,996	8.8%	10,360	10.8%
Foreign exchange (gain) loss and other	(3,474)	-6.9%	164	0.4%	(3,310)	-3.5%

Income from operations	$8,932	17.8%	$3,393	7.4%	$12,325	12.9%